As filed with the Securities and Exchange Commission on December 12, 1997
                                                  Registration No. 333-______

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          WHITMAN EDUCATION GROUP, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)
                                 --------------
         FLORIDA                                    22-2246554
--------------------------------------------------------------------------------
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                   Identification No.)


                             4400 Biscayne Boulevard
                              Miami, FL 33137-3227
                                 (305) 575-6510
--------------------------------------------------------------------------------
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                                 --------------

                          EMPLOYEE STOCK PURCHASE PLAN
--------------------------------------------------------------------------------
                            (Full title of the Plan)

                               RICHARD B. SALZMAN
               VICE PRESIDENT - LEGAL AFFAIRS AND GENERAL COUNSEL
                          WHITMAN EDUCATION GROUP, INC.
                             4400 BISCAYNE BOULEVARD
                              MIAMI, FL 33137-3227
                                 (305) 575-6538
--------------------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE

================================================================================================
                                                PROPOSED         PROPOSED
   TITLE OF EACH CLASS          AMOUNT           MAXIMUM          MAXIMUM             AMOUNT OF
   OF SECURITIES TO BE           TO BE        OFFERING PRICE     AGGREGATE          REGISTRATION
        REGISTERED            REGISTERED       PER SHARE(1)   OFFERING PRICE(1)         FEE
=================================================================================================

Common Stock, no par value   250,000 shares     $5.53         $1,382,500             $418.93
=================================================================================================

(1) Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the closing price of the Common Stock of Whitman Education Group, Inc. as reported on the American Stock Exchange on December 9, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Whitman Education Group, Inc., a Florida corporation (the "Registrant"), with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference herein:

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1997.

     (2) The Registrant's quarterly reports on Form 10-Q for the quarters ended June 30, 1997 and September 30, 1997.

     (3) The description of the Registrant's Common Stock contained in the Registrant's registration statement (No. 33-64153) on Form S-4 dated November 13, 1995, effective on February 14, 1996.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 607.0831 of the Florida Business Corporation Act (the "Florida Act") provides that a director is not personally liable for monetary damages to the corporation or any person for any statement, vote, decision or failure to act regarding corporate management or policy, by a director, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director's breach of, or failure to perform, those duties constitutes: (i) a violation of criminal law unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (iii) a circumstance under which the director is liable for an improper distribution; (iv) in a proceeding by, or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interests of the corporation, or willful misconduct; or (v) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

     Section 607.0850 of the Florida Act provides that a corporation shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer or employee or agent of the corporation against liability incurred in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 607.0850 also provides that a corporation shall have the power to indemnify any person, who was or is a party to any proceeding by, or in the right of, the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof.
Section 607.0850 further provides that such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this provision in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Section 607.0850 further provides that to the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of any of the foregoing proceedings, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith. Under Section 607.0850, any indemnification under the foregoing provisions, unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper under the circumstances because he has met the applicable standard of conduct. Notwithstanding the failure of a corporation to provide such indemnification, and despite any contrary determination by the corporation in a specific case, a director, officer, employee or agent of the corporation who is or was a party to a proceeding may apply for indemnification to the appropriate court and such court may order indemnification if it determines that such person is entitled to indemnification under the applicable standard.

     Section 607.0850 also provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 607.0850.

     The Registrant's bylaws provide that it shall indemnify its officers and directors and former officers and directors to the full extent permitted by law.

     The Registrant has entered into indemnification agreements with each of its officers and directors. The indemnification agreements generally provide that the Registrant will pay certain amounts incurred by an officer or director in connection with any civil or criminal action or proceeding and specifically including actions by or in the name of the Registrant (derivative suits) where the individual's involvement is by reason of the fact that he was or is an officer or director. Under the indemnification agreements, an officer or director will not receive indemnification if such person is found not to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant. The agreements provide a number of procedures and presumptions used to determine the officer's or director's right to indemnification and include a requirement that in order to receive an advance of expenses, the officer or director must submit an undertaking to repay any expenses advanced on his behalf that are later determined he was not entitled to receive.

     The Registrant's directors and officers are covered by insurance policies indemnifying them against certain liabilities, including liabilities under the federal securities laws (other than liability under Section 16(b) of the Exchange Act), which might be incurred by them in such capacities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS

     5.1  Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

     23.1 Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

     23.2 Consent of Ernst & Young, LLP.

     24.1 Power of Attorney of Phillip Frost, M.D.

     24.2 Power of Attorney of Jack R. Borsting

     24.3 Power of Attorney of Peter S. Knight

     24.4 Power of Attorney of Lois F. Lipsett

     24.5 Power of Attorney of Richard M. Krasno

     24.6 Power of Attorney of Percy A. Pierre

     24.7 Power of Attorney of Neil Flanzraich

ITEM 9.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           provided,  however,  that  paragraphs  (a)(1)(i)  and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 12th day of December, 1997.

                                          WHITMAN EDUCATION GROUP, INC.


                                          BY: /S/ RICHARD C. PFENNIGER, JR.
                                          ----------------------------------
                                             RICHARD C. PFENNIGER
                                             CHIEF EXECUTIVE OFFICER


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.


SIGNATURE                                TITLE                   DATE
--------------------------------   -----------------------    -----------------

PRINCIPAL EXECUTIVE OFFICER:

/S/ RICHARD C. PFENNIGER, JR.      CHIEF EXECUTIVE OFFICER    DECEMBER 12, 1997
--------------------------------
RICHARD C. PFENNIGER, JR.


PRINCIPAL FINANCIAL AND
ACCOUNTING OFFICER:

/S/ FERNANDO L. FERNANDEZ          VP-FINANCE AND             DECEMBER 12, 1997
--------------------------------   CHIEF FINANCIAL OFFICER
FERNANDO L. FERNANDEZ

DIRECTORS:

       *                           DIRECTOR                   DECEMBER 12, 1997
--------------------------------
PHILLIP FROST, M.D.

/S/ RICHARD C. PFENNIGER, JR.      DIRECTOR                   DECEMBER 12, 1997
--------------------------------
RICHARD C. PFENNIGER, JR.

       *                           DIRECTOR                   DECEMBER 12, 1997
--------------------------------
JACK R. BORSTING

       *                           DIRECTOR                   DECEMBER 12, 1997
--------------------------------
PETER S. KNIGHT

       *                           DIRECTOR                   DECEMBER 12, 1997
--------------------------------
LOIS F. LIPSETT

       *                           DIRECTOR                   DECEMBER 12, 1997
--------------------------------
RICHARD M. KRASNO

       *                           DIRECTOR                   DECEMBER 12, 1997
--------------------------------
PERCY A. PIERRE

       *                           DIRECTOR                   DECEMBER 12, 1997
--------------------------------
NEIL FLANZRAICH

*BY:/S/ RICHARD C. PFENNIGER, JR.
---------------------------------
        RICHARD C. PFENNIGER, JR.
        ATTORNEY-IN-FACT

                                  EXHIBIT INDEX



EXHIBIT
NUMBER        DESCRIPTION
--------      -----------------------------------------------

5.1           Opinion of Stearns Weaver Miller Weissler
              Alhadeff & Sitterson, P.A.

23.1          Consent of Stearns Weaver Miller Weissler
              Alhadeff & Sitterson, P.A.

23.2          Consent of Ernst & Young, LLP

24.1          Power of Attorney of Phillip Frost, M.D.

24.2          Power of Attorney of Jack R. Borsting

24.3          Power of Attorney of Peter S. Knight

24.4          Power of Attorney of Lois F. Lipsett

24.5          Power of Attorney of Richard M. Krasno

24.6          Power of Attorney of Percy A. Pierre

24.7          Power of Attorney of Neil Flanzraich